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                                                                     Exhibit 4.1

                                    SPECIMEN

NUMBER                                                                    SHARES
  0
             Incorporated under the laws of the State of Maryland


                         SHOPOFF PROPERTIES TRUST, INC.


                             Total Authorized Issue            See Reverse for
                       200,000,000 Shares $0.01 Par Value    Certain Definitions
                                  Common Stock


This is to certify that _______________________________ is the owner of _______________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated



_____________________________                      _____________________________
                    Secretary                                          President

                                     [SEAL]
                               CORPKIT, NEW YORK